UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

FUEL TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fuel Tech, Inc.

27601 Bella Vista Parkway

Warrenville, IL 60555-1617

630-845-4500

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 25, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Fuel Tech, Inc. (“Fuel Tech” or the “Company”) adopted Fuel Tech’s 2014 Executive Officer Incentive Plan (the “EOIP”), including establishing the financial performance threshold for payout and the percentage of the incentive pool to be paid out to participants in the EOIP for 2014. Participation in the EOIP is limited to Fuel Tech’s President and Chief Executive Officer; Chief Operating Officer; Executive Vice President, Marketing and Sales; Senior Vice President, Treasurer and Chief Financial Officer; and Senior Vice President, General Counsel and Secretary (each a “Participant”). The Committee, in its business discretion, may subjectively decide to designate additional full-time senior management employees to be Participants in the EOIP after consideration of the recommendations of Fuel Tech’s Chief Executive Officer.

The 2014 EOIP is structured as follows:

•	2014 EOIP payouts are based on Fuel Tech’s performance in the three critical financial metrics defined below. An “Incentive Pool” may be created dependent on Fuel Tech’s financial performance pertaining to all or some of those metrics during the fiscal year. If the Incentive Pool is created, each Participant will be awarded his designated portion of the Incentive Pool by March 31, 2015.

•	Under the 2014 EOIP, a percentage of Adjusted EBITDA may be set aside in the Incentive Pool with respect to each fiscal year to provide for bonus payments based on performance in the following three categories: (i) Adjusted EBITDA, (ii) Revenue and (iii) APC Bookings. “Adjusted EBITDA” refers to earnings before interest expense, taxes, depreciation and amortization, profit sharing contributions, stock compensation, incentive play (excluding sales commissions) and other unusual or non-cash charges, and also excludes the effect of any acquisition or divestiture undertaken by Fuel Tech for the fiscal year in which such event occurs. “Revenue” refers to net sales. “APC Bookings” refers to revenue from the sale of equipment or services in Fuel Tech’s APC line of business to which Fuel Tech has a contractual right pursuant to a sales contract executed after January 1, 2014.

•	No amounts will be payable under the 2014 EOIP unless Fuel Tech achieves the established minimum threshold of Adjusted EBITDA for 2014. Accordingly, if Fuel Tech’s financial performance for 2014 falls below the established minimum threshold of Adjusted EBITDA, there will be no payout under the 2014 EOIP of any kind, regardless of the annual Revenue, APC Bookings or other Company product sales achieved. If Fuel Tech’s minimum threshold of Adjusted EBITDA is met, however, the percentage of Adjusted EBITDA set aside in the Incentive Pool rises pro rata incrementally based on actual combined performance for the Adjusted EBITDA, Revenues, and APC Bookings financial metrics up to an upper limit cap.

•	For 2014, the minimum performance thresholds for Adjusted EBITDA, Revenue and APC Bookings were set at $10 million, $104 million and $44.5 million, respectively. If the Adjusted EBITDA performance threshold is met, 1.00% of Adjusted EBITDA will be funded into the Incentive Pool; assuming Fuel Tech achieved two of the three performance thresholds, 1.50% of Adjusted EBITDA will be funded into the Incentive Pool; and, assuming Fuel Tech achieves all three performance thresholds, 2.00% of Adjusted EBITDA will be funded into the Incentive Pool.

•	If the minimum thresholds above are met, the percentage of Adjusted EBITDA funded into the Incentive Pool for the Adjusted EBITDA metric will rise incrementally at a rate equal to 0.10% for each additional $500,000 in Adjusted EBITDA, subject to an overall cap of 2.00%; the percentage of Adjusted EBITDA funded into the Incentive Pool for Revenue will rise incrementally at a rate equal to 0.05% for each additional $2.5 million in Revenue, subject to an overall cap of 1.0%; and the percentage of Adjusted EBITDA funded into the Incentive Pool for APC Bookings will rise incrementally at a rate equal to 0.05% for each additional $2.5 million in APC Bookings, subject to an overall cap of 1.00%. Accordingly, the highest possible funding percentage for the Incentive Pool under the 2014 EOIP is 4.00% of Adjusted EBITDA.

•	If the performance thresholds under the 2014 EOIP are met, the Incentive Pool will be divided in accordance with the following participation percentages: 30% of the Incentive Pool being awarded to the President and Chief Executive Officer; 22% to the Chief Operating Officer; 16% to the Executive Vice President, Marketing and Sales; 16% to the Senior Vice President, Treasurer and Chief Financial Officer; and 16% to the Senior Vice President, General Counsel and Secretary.

•	Both the payout vesting and allocation percentages for each Participant under the 2014 EOIP are formulaic, and do not involve any subjective evaluation of the performance of the Participants or other exercise of discretion by the Committee.

•	The actual amounts of fiscal 2014 cash bonuses earned, if any, for the Executive Officers of the Company who are Participants in the EOIP will be reported in the Registrant’s proxy statement for its 2015 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)

Date: February 27, 2014

	By:	/s/ David S. Collins
David S. Collins
Senior Vice President, Chief Financial Officer and Treasurer